(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Cecilia A. Wilkinson PondelWilkinson Inc. 310/279-2980 e-mail: cwilkinson@pondel.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

SCPIE HOLDINGS ANNOUNCES SECOND-QUARTER,

SIX-MONTH RESULTS

Los Angeles, California – August 5, 2004 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported results for its second quarter and six months ended June 30, 2004.

For the 2004 second quarter, SCPIE posted a net loss of $2.3 million, or $0.25 per share, on total revenues of $35.8 million. A year ago, second-quarter net income equaled $612,000, or $0.07 per diluted share, on total revenues of $47.4 million. For the first six months of 2004, SCPIE posted a net loss of $1.5 million, or $0.16 per share, on total revenues of $80.3 million. In the year-earlier first half, the second-quarter net loss totaled $610,000, or $0.07 per share, on total revenues of $110.9 million.

The loss in the current second quarter principally reflects losses in the assumed reinsurance and non-core healthcare liability segments, which the company has been winding down over the past two years. The decline in revenue was principally the result of the planned exit from these two business segments.

In the current quarter, the company’s discontinued assumed reinsurance business incurred a net loss of $6.7 million, primarily resulting from the deteriorating results in the 2001 underwriting year for two of the three Lloyd’s syndicates for which SCPIE was a participant and capital provider. The Rosemont Re (formerly GoshawK Re) quota-share reinsurance treaty, entered into during 2002, partially covered losses in the 2001 underwriting year for these syndicates.

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SCPIE Holdings Inc.

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In addition, the non-core direct healthcare liability insurance operations incurred a loss of $1.5 million. SCPIE’s exposure to non-core direct healthcare liability insurance continued to diminish. At June 30, 2004, outstanding claims totaled 544, down from 640 at March 31, 2004. The company has not written any policies in this non-core area since March 2003.

Donald J. Zuk, SCPIE President and Chief Executive Officer, said, “We are disappointed this loss overshadows the progress we continue to make in our core business. Core operations showed the benefit of the rate increase implemented in California on October 1, 2003, and the improvement in the six-month combined ratio to 103.3%. We continue to focus SCPIE’s resources on strengthening our leadership position in healthcare liability insurance in our home state, as we run off our non-core healthcare liability and assumed reinsurance operations.”

Zuk added: “Looking ahead, we have applied to the California Department of Insurance for a 6.5% rate increase to primarily take effect January 1, 2005. This application is currently pending before the department.”

Core Operating Review

Net earned premium for the company’s core direct healthcare liability insurance business in the second quarter of 2004 totaled $30.9 million, up 7.7% from $28.7 million a year earlier. Net written premiums were $3.7 million in the 2004 second quarter, compared with $2.3 million a year earlier.

Renewals, the bulk of which occur in SCPIE’s first quarter, continued to show strength in the second quarter, totaling a cumulative 96% for the first half of 2004.

The core business incurred an underwriting loss of $23,000, compared with an underwriting loss of $2.9 million in the second quarter of 2003. The second-quarter combined ratio equaled 100.1%, compared with 110.2% in the 2003 second quarter. The second-quarter loss ratio attributable to core operations declined to 79.8% from 92.4% a year ago, while the expense ratio attributable to core operations equaled 20.3% compared with 17.8% in the 2003 second quarter.

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SCPIE Holdings Inc.

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For the first half of 2004, net earned premiums for the company’s core direct healthcare liability insurance business totaled $62.5 million, up from $58.3 million a year earlier. Net written premiums for the core direct healthcare liability insurance business rose to $96.2 million from $92.6 million. For the current six-month period, the core business incurred an underwriting loss of $2.1 million, compared with a net underwriting loss of $6.1 million in the 2003 first half. The 2004 six-month combined ratio totaled 103.3% versus the 2003 first-half combined ratio of 110.4%. The loss ratio attributable to core operations totaled 83.2% for the first half of 2004 compared with 93.1% in the 2003 first half, and the expense ratio attributable to core operations totaled 20.1% compared with 17.3% in the year-earlier first half.

Financial Summary

SCPIE recorded total revenues of $35.8 million for the 2004 second quarter, including net earned premiums of $31.2 million, net investment income of $5.1 and realized investment losses of $631,000. A year ago, SCPIE posted total second-quarter revenues of $47.4 million, including net earned premiums of $39.7 million, net investment income of $5.3 million and realized investment gains of $837,000. Net premiums written for the 2004 second quarter totaled $2.8 million. A year earlier, net written premiums totaled $12.3 million. Earned and written premiums have declined over the past year as the company successfully exited both its non-core direct healthcare liability insurance and assumed reinsurance businesses.

Total revenues for the first six months of 2004 equaled $80.3 million, including $67.6 million of earned premiums, $10.6 million of net investment income and $1.7 million of realized investment gains. In the 2003 first half, total revenues reached $110.9 million, including premiums earned of $94.0 million, net investment income of $10.9 million and realized gains of $3.9 million. Net written premiums for the first half of 2004 totaled $92.2 million, compared with $106.2 million a year earlier.

SCPIE’s balance sheet remains debt-free. Book value per share at June 30, 2004, was $20.62 compared with $21.79 per share at December 31, 2003.

Supplemental financial data relating to the performance of the company’s non-core direct healthcare liability operations and its assumed reinsurance business is contained in a detailed financial statement accompanying this news release.

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SCPIE Holdings Inc.

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About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor Conference Call

An investor conference call to discuss SCPIE’s second-quarter 2004 results will be conducted today, August 5, 2004, at 9 am (Pacific time). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.fulldisclosure.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to or during the call by clicking on the icon on the home page of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from approximately 11 am (Pacific time), Thursday, August 5, to 5 p.m. (Pacific time), Thursday, August 12. Listeners should call 800/633-8284 (domestic) or 402/977-9140 (international) and use Reservation Number 21203195.

# # #

In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, obtaining necessary rate change regulatory approvals, expansion of liability insurance business in its principal market, improved performance and continuing profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core business (including contingent liability related to Highlands Insurance Company), and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars In thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2004 - $496,131; 2003 - $550,794)	$487,248	$554,141
Equity investments, at fair value (cost 2004 - $12,380; 2003 - $15,766)	16,385	20,543

Total securities available-for-sale	503,633	574,684
Mortgages	10,400	10,400
Cash and cash equivalents	74,756	62,095

Total investments	588,789	647,179
Accrued investment income	6,534	7,526
Premiums receivable	145,557	120,112
Reinsurance recoverable	181,177	151,829
Deferred policy acquisition costs	10,949	9,416
Deferred federal income taxes	48,407	43,725
Property and equipment, net	3,351	3,816
Other assets	6,907	7,647

Total assets	$991,671	$991,250

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$625,186	$643,046
Unearned premiums	75,282	50,707

Total reserves	700,468	693,753
Amounts held for reinsurance	79,822	67,223
Other liabilities	17,323	26,086

Total liabilities	797,613	787,062
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock - par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2004 - 9,410,576 shares outstanding 2003 - 9,371,933 shares outstanding	1	1
Additional paid-in capital	36,750	37,281
Retained earnings	262,574	264,063
Treasury stock, at cost (2004 - 2,881,515 shares and 2003 - 2,920,158 shares)	(97,234)	(98,006)
Subscription notes receivable	(3,494)	(3,312)
Accumulated other comprehensive income	(4,539)	4,161

Total stockholders’ equity	194,058	204,188

Total liabilities and stockholders’ equity	$991,671	$991,250

SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars In thousands, except per-share data)

( Unaudited )

	Six Months Ended		Three Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues:
Net premiums earned	$67,641	$94,000	$31,228	$39,744
Net investment income	10,550	10,920	5,118	5,330
Realized investment gains (loss)	1,715	3,927	(631)	837
Other revenue	365	2,020	85	1,514

Total revenues	80,271	110,867	35,800	47,425
Expenses:
Losses & loss adjustment expenses incurred	65,769	82,875	32,828	34,324
Other operating expenses	16,806	29,278	6,576	11,844

Total expenses	82,575	112,153	39,404	46,168

Income (loss) before federal income taxes	(2,304)	(1,286)	(3,604)	1,257
Federal income tax expense (benefit)	(815)	(676)	(1,288)	645

Net income (loss)	$(1,489)	$(610)	$(2,316)	$612

Basic earnings (loss) per share of common stock	$(0.16)	$(0.07)	$(0.25)	$0.07

Diluted earnings (loss) per share of common stock	$(0.16)	$(0.07)	$(0.25)	$0.07

Average number of shares outstanding-basic	9,410,576	9,345,573	9,410,576	9,345,573
Average number of shares outstanding-diluted	9,410,576	9,345,573	9,410,576	9,345,573

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Six Months Ended June 30, 2004					Six Months Ended June 30, 2003
	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total (5)	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total (5)
	Core (2)	Non-Core (3) (4)				Core (2)	Non-Core (3) (4)
Net written premium (1)	$96,189	$(696)	$(3,278)		$92,215	$92,580	$5,087	$8,572		$106,239
Net earned premium	62,542	(608)	5,707		67,641	58,283	9,027	26,690		94,000
Net investment income				$10,550	10,550				$10,920	10,920
Realized investment gains				1,715	1,715				3,927	3,927
Other revenue				365	365				2,020	2,020

Total revenue	62,542	(608)	5,707	12,630	80,271	58,283	9,027	26,690	16,867	110,867
Incurred loss and LAE	52,063	3,770	9,936		65,769	54,250	10,613	18,012		82,875
Other expenses	12,571	100	4,135		16,806	10,100	3,053	16,125		29,278

Net underwriting loss	$(2,092)	$(4,478)	$(8,364)		(14,934)	$(6,067)	$(4,639)	$(7,447)		(18,153)

Net investment income and other revenue				$12,630	12,630				$16,867	16,867

Segment loss before federal Income taxes					$(2,304)					$(1,286)

Net cash used in operating activities					$(43,739)					$(38,254)

Loss ratio	83.2%					93.1%
Expense ratio	20.1%					17.3%

Combined ratio (GAAP)	103.3%					110.4%

1)	Net written premiums is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premiums is a statutory measure of production levels. Net Earned Premiums, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.

2)	Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.

3)	Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.

4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

5)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are no longer meaningful.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended June 30, 2004					Three Months Ended June 30, 2003
	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total (5)	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total (5)
	Core (2)	Non-Core (3) (4)				Core (2)	Non-Core (3) (4)
Net written premium (1)	$3,707	$(954)	$7		$2,760	$2,318	$(79)	$10,096		$12,335
Net earned premium	30,946	(960)	1,242		31,228	28,736	2,924	8,084		39,744
Net investment income				$5,118	5,118				$5,330	5,330
Realized investment gains (loss)				(631)	(631)				837	837
Other revenue				85	85				1,514	1,514

Total revenue	30,946	(960)	1,242	4,572	35,800	28,736	2,924	8,084	7,681	47,425
Incurred loss and LAE	24,685	539	7,604		32,828	26,555	747	7,022		34,324
Other expenses	6,284	(12)	304		6,576	5,104	326	6,414		11,844

Net underwriting income (loss)	$(23)	$(1,487)	$(6,666)		(8,176)	$(2,923)	$1,851	$(5,352)		(6,424)

Net investment income and other revenue				$4,572	4,572				$7,681	7,681

Segment income (loss) before federal Income taxes					$(3,604)					$1,257

Net cash used in operating activities					$(22,260)					$(26,756)

Loss ratio	79.8%					92.4%
Expense ratio	20.3%					17.8%

Combined ratio (GAAP)	100.1%					110.2%

1)	Net written premiums is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premiums is a statutory measure of production levels. Net Earned Premiums, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.

2)	Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.

3)	Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.

4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

5)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are no longer meaningful.

SCPIE Holdings Inc. and Subsidiaries

Reconciliation of Non-GAAP Disclosures

June 30, 2004

(Dollars in thousands)

	Six Months Ended		Quarter Ended
	06/30/2004	06/30/2003	06/30/2004	06/30/2003
Total premiums
Net written premiums	$92,215	$106,239	$2,760	$12,335
Change in unearned premiums	(24,574)	(12,239)	28,468	27,409

Net earned premiums	$67,641	$94,000	$31,228	$39,744

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in thousands)

	June 30, 2004
Fixed-income portfolio
U.S. government & agencies	$142,576	29.3%
Mortgage & asset-backed	96,883	19.9%
Corporate	247,789	50.8%

Total	$487,248	100.0%

Average quality		AA
Effective duration		4.3
Yield to maturity		4.1%
Weighted average combined maturity		5.5